EXHIBIT 99.1

CB Financial Services, Inc.
Announces First Quarter 2021 Financial Results and
Declares Quarterly Cash Dividend

WASHINGTON, PA., May 4, 2021 -- CB Financial Services, Inc. (“CB” or the “Company”) (NASDAQGM: CBFV), the holding company of Community Bank (the “Bank”) and Exchange Underwriters, Inc. (“EU”), a wholly-owned insurance subsidiary of the Bank, today announced its first quarter 2021 financial results.

	Three Months Ended
	3/31/21	12/31/20	9/30/20	6/30/20	3/31/20
(Dollars in thousands, except per share data) (Unaudited)

Net Income (Loss) (GAAP)	$2,845	$3,079	$(17,395)	$2,903	$773
Excluding Non-Recurring Items (Non-GAAP) (1)	—	198	19,239	—	—
Adjusted Net Income (Non-GAAP) (1)	$2,845	$3,277	$1,844	$2,903	$773

Earnings (Loss) per Common Share - Diluted (GAAP)	$0.52	$0.57	$(3.22)	$0.54	$0.14
Adjusted Earnings per Common Share - Diluted (Non-GAAP) (1)	$0.52	$0.61	$0.34	$0.54	$0.14
(1)    Refer to Explanation of Use of Non-GAAP Financial Measures and reconciliation of net income (loss) and adjusted earnings per common share - diluted in this Press Release.
2021 First Quarter Financial Highlights
(Comparisons to three months ended March 31, 2020)
•Net income an increase to $2.8 million compared to $773,000.
•Earnings per diluted share (EPS) increased to $0.52 from $0.14.
•Return on average assets of 0.81%, compared to 0.24%.
•Return on average equity of 8.54%, compared to 2.04%.
•Net interest margin decreased to 3.04% from 3.55%.
•Net interest and dividend income was $10.0 million, compared to $10.5 million.
•Noninterest income increased to $3.2 million from $1.9 million.

(Amounts at March 31, 2021; comparisons to December 31, 2020)
•Total loans including Payroll Protection Program (“PPP) loans were $1.04 billion, a decrease of $3.1 million.
•Total loans (excluding PPP loans) were $981.3 million, a decrease of $8.3 million.
•Total deposits were $1.28 billion, an increase of $59.9 million.
•Total assets increased to a record $1.48 billion, compared to $1.42 billion.
•Book value per share was $24.62, compared to $24.76.
•Tangible book value per share (Non-GAAP) was $21.38, compared to $21.42.
Branch Optimization and Operational Efficiency Update
In connection with the previously announced branch consolidations and the other branch optimization initiatives, CB anticipates non-recurring pre-tax costs during 2021 in line with the $6.1 million announced in February. This estimated cost excludes the impact of any premium from sale of branches, and assumes no salvage value, lease termination, severance, and other costs associated with the consolidations or sales; however, the Company anticipates some recovery of these costs over time. CB expects an annual reduction in pre-tax operating expenses in 2021 of approximately $1.5 million, along with $3.0 million of ongoing pre-tax cost savings as a result of the implementation of the branch optimization initiatives. The Bank also completed a comprehensive review of its branch network and operating environment to identify solutions to improve operating performance. This review prioritized profitability, efficiency, infrastructure and client experience improvements, automation in operations, and digital marketing and technology investments.
Dividend Information
The Company’s Board of Directors has declared a $0.24 quarterly cash dividend per outstanding share of common stock, payable on or about June 1, 2021, to stockholders of record as of the close of business on May 21, 2021.

Management Commentary
President and CEO John H. Montgomery stated, “CB reported strong net income of $2.8 million for the first quarter of 2021, largely due to higher noninterest income and improvements in asset quality that included no provisions for loan losses during the period. We are continuing to focus on improving the franchise value in our core market area surrounding Southwestern Pennsylvania as CB remains well positioned for an economic recovery in the region. We improved our commercial real estate loan growth throughout the past several periods, while also growing deposits. Over the course of the year, we intend to invest in our current branch network while moving forward with a branch optimization strategy that will lead to continuing efficiency ratio improvements. The investments made in enhancing our fintech capabilities, including digital and mobile capabilities, will improve CB’s ability to adapt to changing customer needs as we emerge from the pandemic conditions of 2020.”
2021 First Quarter Financial Review
Net Interest and Dividend Income
Net interest and dividend income decreased $556,000, or 5.3%, to $10.0 million for the three months ended March 31, 2021 compared to $10.5 million for the three months ended March 31, 2020.
•Net interest margin (FTE) (Non-GAAP) decreased 52 basis points (“bps”) to 3.05% for the three months ended March 31, 2021 compared to 3.57% for the three months ended March 31, 2020. Net interest margin (GAAP) decreased to 3.04% for the three months ended March 31, 2021 compared to 3.55% for the three months ended March 31, 2020.
•Interest and dividend income decreased $1.3 million, or 10.9%, to $11.0 million for the three months ended March 31, 2021 compared to $12.3 million for the three months ended March 31, 2020.
◦Interest income on loans decreased $618,000, or 5.7%, to $10.1 million for the three months ended March 31, 2021 compared to $10.8 million for the three months ended March 31, 2020. While average loans increased $81.2 million compared to the three months ended March 31, 2020, the average yield decreased 57 bps to 4.00%. PPP loans decreased loan yield approximately 5 bps but that was offset by the recognition of $535,000 of net PPP loan origination fees in the current period. The impact of the accretion of the credit mark on acquired loan portfolios was $138,000 for the three months ended March 31, 2021 compared to $76,000 for the three months ended March 31, 2020, or 6 bps in the current period compared to 3 bps in the prior period.
◦Interest income on taxable investment securities decreased $555,000, or 46.2%, to $646,000 for the three months ended March 31, 2021 compared to $1.2 million for the three months ended March 31, 2020 driven by a $35.8 million decrease in average investment securities balances and 93 bps decrease in average yield. The Federal Reserve’s pandemic-driven decision to drop the benchmark interest rate in 2020 resulted in significant calls of U.S. government agency securities and paydowns on mortgage-backed securities in the declining interest rate environment, which were replaced with lower-yielding securities or maintained in cash.
◦Other interest and dividend income, which primarily consists of interest-bearing cash, decreased $140,000, or 58.8% to $98,000 for the three months ended March 31, 2021 compared to $238,000 for the three months ended March 31, 2020. Average other interest-earning assets increased $97.3 million compared to the three months ended March 31, 2020 primarily from buildup of cash as a result of securities activity, PPP loan funds and government stimulus payments deposited with the Bank, although average yield declined 123 bps due to interest rate cuts on interest-earning cash deposits held at other financial institutions.
•Interest expense decreased $785,000, or 43.7%, to $1.0 million for the three months ended March 31, 2021 compared to $1.8 million for the three months ended March 31, 2020.
◦Interest expense on deposits decreased $734,000, or 43.7%, to $947,000 for the three months ended March 31, 2021 compared to $1.7 million for the three months ended March 31, 2020. While average interest-earning deposits increased $42.2 million compared to the three months ended March 31, 2020, interest rate declines for all products driven by pandemic-related interest rate cuts resulted in a 37 bp, or 46.0%, decrease in average cost compared to the three months ended March 31, 2020. In addition, average time deposits and the related average cost decreased $28.3 million and 41 bps, respectively.
Provision for Loan Losses
There was no provision for loan losses recorded for the three months ended March 31, 2021 compared to $2.5 million for the three months ended March 31, 2020. An $8.3 million decrease in net reservable loans in the current period, which excludes PPP loans, and improving economic and industry condition contributed to the lack of provision in the current period.
Noninterest income
Noninterest income increased $1.3 million, or 69.6%, to $3.2 million for the three months ended March 31, 2021, compared to $1.9 million for the three months ended March 31, 2020. The increase was largely due to net gains on securities compared to a net loss in the prior period, as well as an increase in profit-sharing insurance commissions and a $172,000 recapture of temporary impairment on mortgage servicing rights.
Noninterest Expense
Noninterest expense increased $392,000, or 4.4%, to $9.4 million for the three months ended March 31, 2021 compared to $9.0 million for the three months ended March 31, 2020. The increase is primarily from contracted services, which includes the engagement of a third-party workflow optimization expert to assist in implementing robotic process automations and more effective sales management designed to improve operational efficiencies in the near and long-term. In addition, salaries and employee benefits increased primarily due to the recognition in the prior period of a $407,000 one-time benefit from health insurance claims exceeding our stop-loss limit for the 2019 plan year and change from a self-funded to a fully-insured plan.
Statement of Financial Condition Review
Assets
Total assets increased $60.1 million, or 4.2%, to $1.48 billion at March 31, 2021, compared to $1.42 billion at December 31, 2020. The change is primarily due to an increase in Deposits as further described below in the Liabilities section.
•Cash and due from banks increased $69.1 million, or 42.9%, to $230.0 million at March 31, 2021, compared to $160.9 million at December 31, 2020. The change is primarily due to an increase in Deposits as further described below in the Liabilities section.
•Securities decreased $3.2 million, or 2.2%, to $142.2 million at March 31, 2021, compared to $145.4 million at December 31, 2020. Current period activity included $11.0 million of paydowns on mortgage-backed securities, $22.3 million of mortgage-backed securities and U.S. government agency securities purchases, and $11.9 million of mortgage-backed securities sales, which resulted in the recognition of a $225,000 gain on the sale of securities. The sales recognized gains on higher-interest securities with faster prepayment speeds. In addition, there was a $3.1 million decrease in the market value of the debt securities portfolio and a $222,000 gain in market value in the equity securities portfolio, which is primarily comprised of bank stocks.
Payroll Protection Program (“PPP”) Update
•The Small Business Administration reopened the PPP the week of January 11, 2021 and began accepting applications for both First Draw and Second Draw PPP Loans. As of March 31, 2021, as part of this round of PPP, the Bank funded 156 PPP loans totaling $25.0 million with net deferred origination fees of $984,000. Combined with $19.7 million of loan forgiveness processed in the first quarter of 2021, total PPP loans increased $5.3 million to $60.4 million at March 31, 2021 compared to $55.1 million at December 31, 2020.
•$1.1 million of net PPP loan origination fees were unearned at December 31, 2020. Due to activity in the first quarter of 2021, $1.5 million of net PPP loan origination fees were unearned at March 31, 2021. $535,000 of net PPP loan origination fees were earned in the first quarter of 2021 compared to $604,000 for the three months ended December 31, 2020.
Loans and Credit Quality
•Total loans decreased $3.1 million to $1.04 billion at March 31, 2021. Excluding the impact of PPP loans, organic loan growth declined $8.3 million.
•The allowance for loan losses was $12.7 million at March 31, 2021 compared to $12.8 million at December 31, 2020. There was no provision for loan losses in the first quarter. An $8.3 million decrease in net reservable loans in the current period, which excludes PPP loans, and improving economic and industry condition contributed to the lack of provision in the current period. As a result, the allowance for loan losses to total loans of 1.22% at March 31, 2021 was comparable to the percentage at December 31, 2020. No allowance was allocated to the PPP loan portfolio. The allowance for loan losses to total loans, excluding PPP loans, was 1.30% at March 31, 2021 compared to 1.29% at December 31, 2020.
•Net charge-offs for the three months ended March 31, 2021 were $46,000, or 0.02% of average loans on an annualized basis, . Net charge-offs for the three months ended March 31, 2020 were $45,000, or 0.02% of average loans on an annualized basis, . Net charge-offs were primarily attributable to indirect automobile loans in both periods.
•Nonperforming loans, which includes nonaccrual loans, accruing loans past due 90 days or more, and accruing loans that are considered troubled debt restructurings, were $14.3 million at March 31, 2021 compared to $14.5 million at December 31, 2020. Nonperforming loans to total loans ratio was 1.37% at March 31, 2021 compared to 1.39% at December 31, 2020.
•There were 25 loans in forbearance totaling $18.4 million at March 31, 2021 compared to 31 loans totaling $24.1 million at December 31, 2020. This includes two commercial real estate loans totaling $4.6 million and one construction loan totaling $2.0 million that are all secured by hotels, one commercial real estate loan totaling $5.5 million secured by office space and a business relationship that rents equipment, supplies and other materials for events comprised of three commercial real estate loans totaling $3.3 million, and five commercial and industrial loans totaling $1.2 million.
Liabilities
Total liabilities increased $60.9 million, or 4.7%, to $1.34 billion at March 31, 2021 compared to $1.28 billion at December 31, 2020.
Deposits
•Deposits increased $59.9 million to $1.28 billion as of March 31, 2021 compared to $1.22 billion at December 31, 2020. Noninterest bearing demand deposits, NOW accounts and savings accounts increased $36.6 million, $21.1 million and $11.6 million, respectively, partially offset by a decrease of $9.3 million in time deposits. IRS and stimulus-related payments totaled $29.9 million in the current quarter and the impact of the PPP loans that were originated in the current quarter and the proceeds of which were initially deposited at the Bank was approximately $23.4 million. Annualized deposit growth rate was 19.6% including PPP loan deposits and 2.2% without IRS and PPP loan deposits, representing organic deposit growth. Average total deposits increased $17.0 million, primarily in noninterest-bearing deposits, for the three months ended March 31, 2021 compared to the three months ended December 31, 2020.
Borrowed Funds
•Short-term borrowings increased $4.3 million, or 10.5%, to $45.4 million at March 31, 2021, compared to $41.1 million at December 31, 2020. At March 31, 2021 and December 31, 2020, short-term borrowings were comprised entirely of securities sold under agreements to repurchase. The increase is related to business deposit customers whose funds, above designated target balances, are transferred into an overnight interest-earning investment account by purchasing securities from the Bank’s investment portfolio under an agreement to repurchase.
•Other borrowed funds decreased $2.0 million to $6.0 million at March 31, 2021 due to a Federal Home Loan Bank borrowing that matured in the current period.
Stockholders’ Equity
Stockholders’ equity decreased $754,000, or 0.6%, to $133.8 million at March 31, 2021, compared to $134.5 million at December 31, 2020.
Book value per share
Book value per share was $24.62 at March 31, 2021 compared to $24.76 at December 31, 2020, a decrease of $0.14. Tangible book value per share (Non-GAAP) decreased $0.04 to $21.38 compared to $21.42 at December 31, 2020. Refer to “Explanation of Use of Non-GAAP Financial Measures” at the end of this Press Release.
About CB Financial Services, Inc.
CB Financial Services, Inc. is the bank holding company for Community Bank, a Pennsylvania-chartered commercial bank. Community Bank operates 15 offices in Greene, Allegheny, Washington, Fayette, and Westmoreland Counties in southwestern Pennsylvania, six offices in Brooke, Marshall, Ohio, Upshur and Wetzel Counties in West Virginia, and one office in Belmont County in Ohio. Community Bank offers a broad array of retail and commercial lending and deposit services and provides commercial and personal insurance brokerage services through Exchange Underwriters, Inc., its wholly owned subsidiary.
For more information about CB Financial Services, Inc. and Community Bank, visit our website at www.communitybank.tv.

Statement About Forward-Looking Statements
Statements contained in this press release that are not historical facts may constitute forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995 and such forward-looking statements are subject to significant risks and uncertainties. The Company intends such forward-looking statements to be covered by the safe harbor provisions contained in the Act. The Company’s ability to predict results or the actual effect of future plans or strategies is inherently uncertain.  Factors which could have a material adverse effect on the operations and future prospects of the Company and its subsidiaries include, but are not limited to, general and local economic conditions, the scope and duration of economic contraction as a result of the COVID-19 pandemic and its effects on the Company’s business and that of the Company’s customers, changes in market interest rates, deposit flows, demand for loans, real estate values and competition, competitive products and pricing, the ability of our customers to make scheduled loan payments, loan delinquency rates and trends, our ability to manage the risks involved in our business, our ability to control costs and expenses, inflation, market and monetary fluctuations, changes in federal and state legislation and regulation applicable to our business, actions by our competitors, and other factors that may be disclosed in the Company’s periodic reports as filed with the Securities and Exchange Commission. These risks and uncertainties should be considered in evaluating forward-looking statements and undue reliance should not be placed on such statements. The Company assumes no obligation to update any forward-looking statements except as may be required by applicable law or regulation.
Given the numerous unknowns and risks that are heavily weighted to the downside as a result of the COVID-19 pandemic, our forward-looking statements are subject to the risk that conditions will be substantially different than we are currently expecting. If efforts to contain COVID-19 are unsuccessful and shelter-in-place orders last longer than expected, the recession would be much longer and much more severe and damaging. Ineffective fiscal stimulus, or an extended delay in implementing it, are also major risks. The deeper the recession and the longer it lasts, the more it will damage consumer fundamentals and sentiment. This could both prolong the recession and make any recovery weaker. Similarly, the recession could damage business fundamentals. As a result, the outbreak and its consequences, including responsive measures to manage it, have had and are likely to continue to have an adverse effect, possibly materially, on our business and financial performance by adversely affecting, possibly materially, the demand and profitability of our products and services, the valuation of assets and our ability to meet the needs of our customers.

Company Contact:
John H. Montgomery
President and Chief Executive Officer
Phone: (724) 225-2400

Investor Relations:
Adam Prior, Senior Vice President
The Equity Group Inc.
Phone: (212) 836-9606
Email: aprior@equityny.com

CB FINANCIAL SERVICES, INC. SELECTED CONSOLIDATED FINANCIAL INFORMATION
(Dollars in thousands, except share and per share data) (Unaudited)

Selected Financial Condition Data	3/31/21	12/31/20	9/30/20	6/30/20	3/31/20
Total Assets	$1,476,821	$1,416,720	$1,392,876	$1,407,152	$1,313,173
Cash and Due From Banks	230,000	160,911	112,169	131,403	78,099
Securities	142,156	145,400	158,956	148,648	171,411
Loans
Real Estate:
Residential	339,596	344,142	343,955	344,782	346,864
Commercial	370,118	373,555	353,904	350,506	354,374
Construction	77,714	72,600	69,178	58,295	50,017
Commercial and Industrial	128,931	126,813	144,315	149,085	80,721
Consumer	111,650	113,854	117,364	117,145	121,494
Other	13,688	13,789	22,169	22,346	21,180
Total Loans	1,041,697	1,044,753	1,050,885	1,042,159	974,650
Allowance for Loan Losses	(12,725)	(12,771)	(13,780)	(12,648)	(12,322)
Loans, Net	1,028,972	1,031,982	1,037,105	1,029,511	962,328
Premises and Equipment, Net	20,240	20,302	20,439	21,818	22,037
Goodwill	9,732	9,732	9,732	28,425	28,425
Intangible Assets, Net	7,867	8,399	8,931	9,463	9,995

Deposits
Non-Interest Bearing Demand Deposits	377,137	340,569	335,287	341,180	267,369
Interest Bearing Demand Accounts	280,929	259,870	245,850	237,343	229,601
Money Market Accounts	198,975	199,029	188,958	184,726	177,597
Savings Accounts	246,725	235,088	232,691	229,388	220,484
Time Deposits	180,697	190,013	196,250	201,303	211,589
Total Deposits	1,284,463	1,224,569	1,199,036	1,193,940	1,106,640

Short-Term Borrowings	45,352	41,055	42,061	42,349	34,967
Other Borrowings	6,000	8,000	11,000	11,000	11,000

Stockholders’ Equity	133,776	134,530	133,299	152,392	151,525

	Three Months Ended
Selected Operating Data	3/31/21	12/31/20	9/30/20	6/30/20	3/31/20
Interest and Dividend Income
Loans, Including Fees	$10,146	$10,833	$10,709	$10,577	$10,764
Securities:
Taxable	646	725	753	940	1,201
Tax-Exempt	78	78	79	106	106
Dividends	20	20	19	20	20
Other Interest and Dividend Income	98	99	96	84	238
Total Interest and Dividend Income	10,988	11,755	11,656	11,727	12,329
Interest Expense
Deposits	947	1,036	1,150	1,305	1,681
Short-Term Borrowings	23	25	28	39	45
Other Borrowings	41	60	62	62	70
Total Interest Expense	1,011	1,121	1,240	1,406	1,796
Net Interest and Dividend Income	9,977	10,634	10,416	10,321	10,533
Provision for Loan Losses	—	—	1,200	300	2,500
Net Interest and Dividend Income After Provision for Loan Losses	9,977	10,634	9,216	10,021	8,033
Noninterest Income:
Service Fees	546	560	554	487	605
Insurance Commissions	1,595	1,403	1,079	1,113	1,283
Other Commissions	165	105	76	188	110
Net Gain on Sales of Loans	86	388	435	441	127
Net Gain (Loss) on Securities	447	213	(59)	517	(438)
Net Gain on Purchased Tax Credits	18	16	15	16	15
Net (Loss) Gain on Disposal of Fixed Assets	—	(13)	(65)	—	17
Income from Bank-Owned Life Insurance	137	140	140	138	139
Other Income (Loss)	180	(34)	(2)	(252)	14
Total Noninterest Income	3,174	2,778	2,173	2,648	1,872
Noninterest Expense:
Salaries and Employee Benefits	4,894	5,126	5,124	4,828	4,731
Occupancy	710	606	759	699	733
Equipment	266	234	220	224	257
Data Processing	518	476	482	460	425
FDIC Assessment	250	344	172	163	158
PA Shares Tax	265	350	355	333	275
Contracted Services	687	577	531	562	378
Legal and Professional Fees	189	185	161	171	235
Advertising	140	178	148	155	183
Other Real Estate Owned (Income)	(38)	(39)	(12)	(1)	(17)
Amortization of Intangible Assets	532	532	532	532	532
Goodwill Impairment	—	—	18,693	—	—
Writedown of Fixed Assets	—	240	884	—	—
Other	982	916	919	945	1,113
Total Noninterest Expense	9,395	9,725	28,968	9,071	9,003
Income (Loss) Before Income Tax Expense (Benefit)	3,756	3,687	(17,579)	3,598	902
Income Tax Expense (Benefit)	911	608	(184)	695	129
Net Income (Loss)	$2,845	$3,079	$(17,395)	$2,903	$773

	Three Months Ended
Per Common Share Data	3/31/21	12/31/20	9/30/20	6/30/20	3/31/20
Dividends Per Common Share	$0.24	$0.24	$0.24	$0.24	$0.24
Earnings (Loss) Per Common Share - Basic	0.52	0.57	(3.22)	0.54	0.14
Earnings (Loss) Per Common Share - Diluted	0.52	0.57	(3.22)	0.54	0.14
Adjusted Earnings Per Common Share - Diluted (Non-GAAP) (1)	0.52	0.61	0.34	0.54	0.14

Weighted Average Common Shares Outstanding - Basic	5,434,374	5,404,874	5,395,342	5,393,712	5,431,199
Weighted Average Common Shares Outstanding - Diluted	5,436,881	5,406,068	5,395,342	5,393,770	5,456,867

	3/31/21	12/31/20	9/30/20	6/30/20	3/31/20
Common Shares Outstanding	5,434,374	5,434,374	5,398,712	5,393,712	5,393,712
Book Value Per Common Share	$24.62	$24.76	$24.69	$28.25	$28.09
Tangible Book Value per Common Share (Non-GAAP) (1)	21.38	21.42	21.23	21.23	20.97
Stockholders’ Equity to Assets	9.1%	9.5%	9.6%	10.8%	11.5%
Tangible Common Equity to Tangible Assets (Non-GAAP) (1)	8.0	8.3	8.3	8.4	8.9

	Three Months Ended
Selected Financial Ratios (2)	3/31/21	12/31/20	9/30/20	6/30/20	3/31/20
Return on Average Assets	0.81%	0.87%	(4.90)%	0.85%	0.24%
Adjusted Return on Average Assets (Non-GAAP) (1)	0.81	0.92	0.52	0.85	0.24
Return on Average Equity	8.54	9.13	(45.13)	7.65	2.04
Adjusted Return on Average Equity (Non-GAAP) (1)	8.54	9.72	4.78	7.65	2.04
Average Interest-Earning Assets to Average Interest-Bearing Liabilities	142.98	141.58	141.98	140.72	135.06
Average Equity to Average Assets	9.48	9.49	10.85	11.08	11.67
Net Interest Rate Spread	2.91	3.07	3.03	3.10	3.34
Net Interest Rate Spread (FTE) (Non-GAAP) (1)	2.92	3.08	3.05	3.12	3.35
Net Interest Margin	3.04	3.21	3.19	3.28	3.55
Net Interest Margin (FTE) (Non-GAAP) (1)	3.05	3.22	3.21	3.30	3.57
Net Charge-offs (Recoveries) to Average Loans	0.02	0.39	0.03	(0.01)	0.02
Efficiency Ratio	71.44	72.51	230.11	69.94	72.58
Adjusted Efficiency Ratio (Non-GAAP) (1)	70.06	68.06	69.78	68.58	66.18

Asset Quality Ratios	3/31/21	12/31/20	9/30/20	6/30/20	3/31/20
Allowance for Loan Losses to Total Loans (3)	1.22%	1.22%	1.31%	1.21%	1.26%
Allowance for Loan Losses to Total Loans, Excluding PPP Loans (Non-GAAP) (1) (3)	1.30	1.29	1.41	1.30	1.26
Allowance for Loan Losses to Nonperforming Loans (3) (4)	89.29	88.15	91.84	226.59	235.51
Allowance for Loan Losses to Noncurrent Loans (3) (5)	118.08	117.20	114.01	390.73	406.80
Delinquent and Nonaccrual Loans to Total Loans (5) (6)	1.18	1.50	1.23	0.39	0.89
Nonperforming Loans to Total Loans (4)	1.37	1.39	1.43	0.54	0.54
Noncurrent Loans to Total Loans (5)	1.03	1.04	1.15	0.31	0.31
Nonperforming Assets to Total Assets (7)	0.98	1.04	1.09	0.41	0.42

Capital Ratios (8)	3/31/21	12/31/20	9/30/20	6/30/20	3/31/20
Common Equity Tier 1 Capital (to Risk Weighted Assets)	11.85%	11.79%	11.62%	11.90%	11.60%
Tier 1 Capital (to Risk Weighted Assets)	11.85	11.79	11.62	11.90	11.60
Total Capital (to Risk Weighted Assets)	13.10	13.04	12.88	13.16	12.85
Tier 1 Leverage (to Adjusted Total Assets)	7.87	7.81	7.63	7.90	8.23
(1)    Refer to Explanation of Use of Non-GAAP Financial Measures in this Press Release for the calculation of the measure and reconciliation to the most comparable GAAP measure.
(2)    Interim period ratios are calculated on an annualized basis.
(3)    Loans acquired in connection with the mergers with FedFirst Financial Corporation and First West Virginia Bancorp were recorded at their estimated fair value at the acquisition date and did not include a carryover of the pre-merger allowance for loan losses.
(4)    Nonperforming loans consist of nonaccrual loans, accruing loans that are 90 days or more past due, and troubled debt restructured loans.
(5)    Noncurrent loans consist of nonaccrual loans and accruing loans that are 90 days or more past due.
(6)    Delinquent loans consist of accruing loans that are 30 days or more past due.
(7)    Nonperforming assets consist of nonperforming loans and other real estate owned.
(8)    Capital ratios are for Community Bank only.

Certain items previously reported may have been reclassified to conform with the current reporting period’s format.

AVERAGE BALANCES AND YIELDS

	Three Months Ended
	March 31, 2021			December 31, 2020			September 30, 2020			June 30, 2020			March 31, 2020
	Average Balance	Interest and Dividends	Yield / Cost (4)	Average Balance	Interest and Dividends	Yield / Cost (4)	Average Balance	Interest and Dividends	Yield / Cost (4)	Average Balance	Interest and Dividends	Yield / Cost (4)	Average Balance	Interest and Dividends	Yield / Cost (4)
(Dollars in thousands) (Unaudited)
Assets:
Interest-Earning Assets:
Loans, Net	$1,031,853	$10,168	4.00%	$1,032,942	$10,860	4.18%	$1,035,426	$10,744	4.13%	$1,014,000	$10,612	4.21%	$950,661	$10,796	4.57%
Debt Securities
Taxable	122,883	646	2.10	133,026	725	2.18	123,332	753	2.44	137,268	940	2.74	158,655	1,201	3.03
Exempt From Federal Tax	12,943	96	2.97	13,006	96	2.95	13,054	97	2.97	14,106	130	3.69	16,837	127	3.02
Equity Securities	2,632	20	3.04	2,612	20	3.06	2,580	19	2.95	2,579	20	3.10	2,568	20	3.12
Other Interest-Earning Assets	161,871	98	0.25	137,000	99	0.29	123,171	96	0.31	97,033	84	0.35	64,608	238	1.48
Total Interest-Earning Assets	1,332,182	11,028	3.36	1,318,586	11,800	3.56	1,297,563	11,709	3.59	1,264,986	11,786	3.75	1,193,329	12,382	4.17
Noninterest-Earning Assets	92,550			94,262			115,567			113,176			114,056
Total Assets	$1,424,732			$1,412,848			$1,413,130			$1,378,162			$1,307,385
Liabilities and Stockholders' Equity
Interest-Bearing Liabilities:
Interest-Bearing Demand Deposits	$259,065	77	0.12%	$252,521	83	0.13%	$245,977	99	0.16	$236,312	141	0.24	$226,482	267	0.47%
Savings	239,850	32	0.05	232,647	32	0.05	230,567	32	0.06	227,470	35	0.06	218,328	90	0.17
Money Market	197,395	98	0.20	198,983	131	0.26	185,644	140	0.30	182,656	187	0.41	180,982	249	0.55
Time Deposits	187,114	740	1.60	193,194	790	1.63	198,184	879	1.76	205,847	942	1.84	215,449	1,075	2.01
Total Interest-Bearing Deposits	883,424	947	0.43	877,345	1,036	0.47	860,372	1,150	0.53	852,285	1,305	0.62	841,241	1,681	0.80
Short-Term Borrowings
Securities Sold Under Agreements to Repurchase	41,094	23	0.23	43,468	25	0.23	42,512	28	0.26	35,642	39	0.44	29,541	45	0.61
Other Borrowings	7,200	41	2.31	10,543	60	2.26	11,000	62	2.24	11,000	62	2.27	12,780	70	2.20
Total Interest-Bearing Liabilities	931,718	1,011	0.44	931,356	1,121	0.48	913,884	1,240	0.54	898,927	1,406	0.63	883,562	1,796	0.82
Noninterest-Bearing Demand Deposits	349,108			338,223			337,441			317,738			261,504
Other Liabilities	8,869			9,176			8,477			8,815			9,797
Total Liabilities	1,289,695			1,278,755			1,259,802			1,225,480			1,154,863
Stockholders' Equity	135,037			134,093			153,328			152,682			152,522
Total Liabilities and Stockholders' Equity	$1,424,732			$1,412,848			$1,413,130			$1,378,162			$1,307,385
Net Interest Income (FTE) (Non-GAAP) (5)		10,017			10,679			10,469			10,380			10,586
Net Interest-Earning Assets (1)	400,464			387,230			383,679			366,059			309,767
Net Interest Rate Spread (FTE) (Non-GAAP) (2) (5)			2.92%			3.08%			3.05			3.12			3.35%
Net Interest Margin (FTE) (Non-GAAP) (3)(5)			3.05			3.22			3.21			3.30			3.57
(1)    Net interest-earning assets represent total interest-earning assets less total interest-bearing liabilities.
(2)    Net interest rate spread represents the difference between the weighted average yield on interest-earning assets and the weighted average cost of interest-bearing liabilities.
(3)    Net interest margin represents net interest income divided by average total interest-earning assets.
(4)    Annualized.
(5)    Refer to Explanation and Use of Non-GAAP Financial Measures in this Press Release for the calculation of the measure and reconciliation to the most comparable GAAP measure.

Explanation of Use of Non-GAAP Financial Measures
In addition to financial measures presented in accordance with generally accepted accounting principles (“GAAP”), we use, and this Press Release contains or references, certain non-GAAP financial measures. We believe these non-GAAP financial measures provide useful information in understanding our underlying results of operations or financial position and our business and performance trends as they facilitate comparisons with the performance of other companies in the financial services industry. Although we believe that these non-GAAP financial measures enhance the understanding of our business and performance, they should not be considered an alternative to GAAP or considered to be more important than financial results determined in accordance with GAAP, nor are they necessarily comparable with non-GAAP measures which may be presented by other companies. Where non-GAAP financial measures are used, the comparable GAAP financial measure, as well as the reconciliation to the comparable GAAP financial measure, can be found herein.
Non-GAAP adjusted items impacting the Company's financial performance are identified to assist investors in analyzing the Company’s operating results on the same basis as that applied by management. Non-GAAP adjusted items reflect non-cash charges related to goodwill impairment and a writedown on fixed assets from the Monessen branch closure.

	Three Months Ended
	3/31/21	12/31/20	9/30/20	6/30/20	3/31/20
(Dollars in thousands, except share and per share data) (Unaudited)

Net Income (Loss) (GAAP)	$2,845	$3,079	$(17,395)	$2,903	$773

Non-Cash Charges:
Goodwill Impairment	—	—	18,693	—	—
Writedown on Fixed Assets	—	240	884	—	—
Tax Effect	—	(42)	(338)	—	—
Adjusted Net Income (Non-GAAP)	$2,845	$3,277	$1,844	$2,903	$773

Weighted-Average Diluted Common Shares and Common Stock Equivalents Outstanding	5,436,881	5,406,068	5,395,342	5,393,770	5,456,867

Earnings (Loss) per Common Share - Diluted (GAAP)	$0.52	$0.57	$(3.22)	$0.54	$0.14
Goodwill Impairment	—	—	3.46	—	—
Writedown on Fixed Assets	—	0.04	0.16	—	—
Tax Effect	—	(0.01)	(0.06)	—	—
Adjusted Earnings per Common Share - Diluted (Non-GAAP)	$0.52	$0.61	$0.34	$0.54	$0.14

Net Income (Loss) (GAAP) (Numerator)	$2,845	$3,079	$(17,395)	$2,903	$773

Annualization Factor	4.06	3.98	3.98	4.02	4.02

Average Assets (Denominator)	1,424,732	1,412,848	1,413,130	1,378,162	1,307,385

Return on Average Assets (GAAP)	0.81%	0.87%	(4.90)%	0.85%	0.24%

Adjusted Net Income (Non-GAAP) (Numerator)	$2,845	$3,277	$1,844	$2,903	$773

Annualization Factor	4.06	3.98	3.98	4.02	4.02

Average Assets (Denominator)	1,424,732	1,412,848	1,413,130	1,378,162	1,307,385

Adjusted Return on Average Assets (Non-GAAP)	0.81%	0.92%	0.52%	0.85%	0.24%

	Three Months Ended
	3/31/21	12/31/20	9/30/20	6/30/20	3/31/20
(Dollars in thousands) (Unaudited)

Net Income (Loss) (GAAP) (Numerator)	$2,845	$3,079	$(17,395)	$2,903	$773

Annualization Factor	4.06	3.98	3.98	4.02	4.02

Average Equity (Denominator)	135,037	134,093	153,328	152,682	152,522

Return on Average Equity (GAAP)	8.54%	9.13%	(45.13)%	7.65%	2.04%

Adjusted Net Income (Loss) (GAAP) (Numerator)	$2,845	$3,079	$(17,395)	$2,903	$773

Annualization Factor	4.06	3.98	3.98	4.02	4.02

Average Equity (Denominator)	135,037	134,093	153,328	152,682	152,522

Adjusted Return on Average Equity (Non-GAAP)	8.54%	9.72%	4.78%	7.65%	2.04%
Tangible book value per common share is a non-GAAP measure and is calculated based on tangible common equity divided by period-end common shares outstanding. Tangible common equity to tangible assets is a non-GAAP measure and is calculated based on tangible common equity divided by tangible assets. We believe these non-GAAP measures serve as useful tools to help evaluate the strength and discipline of the Company's capital management strategies and as an additional, conservative measure of the Company’s total value.

	3/31/21	12/31/20	9/30/20	6/30/20	3/31/20
(Dollars in thousands, except share and per share data) (Unaudited)

Assets (GAAP)	$1,476,821	$1,416,720	$1,392,876	$1,407,152	$1,313,173
Goodwill and Other Intangible Assets, Net	(17,599)	(18,131)	(18,663)	(37,888)	(38,420)
Tangible Assets (Non-GAAP) (Numerator)	$1,459,222	$1,398,589	$1,374,213	$1,369,264	$1,274,753

Stockholders' Equity (GAAP)	$133,776	$134,530	$133,299	$152,392	$151,525
Goodwill and Other Intangible Assets, Net	(17,599)	(18,131)	(18,663)	(37,888)	(38,420)
Tangible Common Equity or Tangible Book Value (Non-GAAP) (Denominator)	$116,177	$116,399	$114,636	$114,504	$113,105

Stockholders’ Equity to Assets (GAAP)	9.1%	9.5%	9.6%	10.8%	11.5%
Tangible Common Equity to Tangible Assets (Non-GAAP)	8.0%	8.3%	8.3%	8.4%	8.9%

Common Shares Outstanding (Denominator)	5,434,374	5,434,374	5,398,712	5,393,712	5,393,712

Book Value per Common Share (GAAP)	$24.62	$24.76	$24.69	$28.25	$28.09
Tangible Book Value per Common Share (Non-GAAP)	$21.38	$21.42	$21.23	$21.23	$20.97

Interest income on interest-earning assets, net interest rate spread and net interest margin are presented on a fully tax-equivalent (“FTE”) basis. The FTE basis adjusts for the tax benefit of income on certain tax-exempt loans and securities using the federal statutory income tax rate of 21 percent. We believe the presentation of net interest income on a FTE basis ensures comparability of net interest income arising from both taxable and tax-exempt sources and is consistent with industry practice. The following table reconciles net interest income, net interest spread and net interest margin on a FTE basis for the periods indicated:

	Three Months Ended
	3/31/21	12/31/20	9/30/20	6/30/20	3/31/20
(Dollars in thousands) (Unaudited)

Interest Income per Consolidated Statement of Operations (GAAP)	$10,988	$11,755	$11,656	$11,727	$12,329
Adjustment to FTE Basis	40	45	53	59	53
Interest Income (FTE) (Non-GAAP)	11,028	11,800	11,709	11,786	12,382
Interest Expense per Consolidated Statement of Operations (GAAP)	1,011	1,121	1,240	1,406	1,796
Net Interest Income (FTE) (Non-GAAP)	$10,017	$10,679	$10,469	$10,380	$10,586

Net Interest Rate Spread (GAAP)	2.91%	3.07%	3.03%	3.10%	3.34%
Adjustment to FTE Basis	0.01	0.01	0.02	0.02	0.01
Net Interest Rate Spread (FTE) (Non-GAAP)	2.92	3.08	3.05	3.12	3.35

Net Interest Margin (GAAP)	3.04%	3.21%	3.19%	3.28%	3.55%
Adjustment to FTE Basis	0.01	0.01	0.02	0.02	0.02
Net Interest Margin (FTE) (Non-GAAP)	3.05	3.22	3.21	3.30	3.57

Adjusted efficiency ratio excludes the effect of certain non-recurring or non-cash items and represents adjusted noninterest expense divided by adjusted operating revenue. The Company evaluates its operational efficiency based on its adjusted efficiency ratio and believes it provides additional perspective on its ongoing performance as well as peer comparability.

	Three Months Ended
	3/31/21	12/31/20	9/30/20	6/30/20	3/31/20
(Dollars in thousands) (Unaudited)

Noninterest expense (GAAP)	$9,395	$9,725	$28,968	$9,071	$9,003

Net Interest and Dividend Income (GAAP)	9,977	10,634	10,416	10,321	10,533

Noninterest Income (GAAP)	3,174	2,778	2,173	2,648	1,872
Operating Revenue (GAAP)	13,151	13,412	12,589	12,969	12,405
Efficiency Ratio (GAAP)	71.44%	72.51%	230.11%	69.94%	72.58%

Noninterest expense (GAAP)	$9,395	$9,725	$28,968	$9,071	$9,003
Less:
Other Real Estate Owned (Income)	(38)	(39)	(12)	(1)	(17)
Amortization of Intangible Assets	532	532	532	532	532
Goodwill Impairment	—	—	18,693	—	—
Writedown on Fixed Assets	—	240	884	—	—
Adjusted Noninterest Expense (Non-GAAP)	$8,901	$8,992	$8,871	$8,540	$8,488

Net Interest and Dividend Income (GAAP)	9,977	10,634	10,416	10,321	10,533
Noninterest Income (GAAP)	3,174	2,778	2,173	2,648	1,872
Less:
Net Gain (Loss) on Securities	447	213	(59)	517	(438)
Net (Loss) Gain on Disposal of Fixed Assets	—	(13)	(65)	—	17
Adjusted Noninterest Income (Non-GAAP)	2,727	2,578	2,297	2,131	2,293
Adjusted Operating Revenue (Non-GAAP)	12,704	13,212	12,713	12,452	12,826
Adjusted Efficiency Ratio (Non-GAAP)	70.06%	68.06%	69.78%	68.58%	66.18%

Allowance for loan losses to total loans, excluding PPP loans, is a non-GAAP measure that serves as a useful measurement to evaluate the allowance for loan losses without the impact of SBA guaranteed loans.

	3/31/21	12/31/20	9/30/20	6/30/20	3/31/20
(Dollars in thousands) (Unaudited)

Allowance for Loan Losses	$12,725	$12,771	$13,780	$12,648	$12,322

Total Loans	1,041,697	$1,044,753	1,050,885	$1,042,159	$974,650
PPP Loans	(60,380)	(55,096)	(71,028)	(70,028)	—
Total Loans, Excluding PPP Loans (Non-GAAP)	$981,317	$989,657	$979,857	$972,131	$974,650

Allowance for Loan Losses to Total Loans, Excluding PPP Loans (Non-GAAP)	1.30%	1.29%	1.41%	1.30%	1.26%